UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2019

PAYLOCITY HOLDING CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-36348	46-4066644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1400 American Lane

Schaumburg, Illinois, 60173

(Address of principal executive offices, including zip code)

(847) 463-3200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PCTY	The NASDAQ Global Select Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐¨Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Revolving Credit Agreement

On July 17, 2019 (the “Effective Date”), Paylocity Holding Corporation (the “Company”) entered into a revolving credit agreement (the “Revolving Credit Agreement”) among the Company and Paylocity Corporation as guarantor of the obligations under the loan documents related to the Revolving Credit Agreement (the “Guarantor,” and together with the Company and any other person who becomes party to the Revolving Credit Agreement as a guarantor, the “Loan Parties”), PNC Bank, National Association, as administrative agent, PNC Capital Markets, LLC, as sole lead arranger and sole bookrunner, and the other lenders party thereto.

The Revolving Credit Agreement provides for a senior secured revolving credit facility (the “Facility”) in the aggregate principal amount of up to $250,000,000, which may be increased to up to $375,000,000, subject to obtaining additional lender commitments and certain approvals and satisfying certain other conditions. The Facility includes a $25,000,000 sublimit for swing loans and a $25,000,000 sublimit for letters of credit. The Facility is scheduled to mature on July 17, 2024 (the “Expiration Date”).

The Facility was undrawn as of the Effective Date. Borrowings under the Facility will generally bear interest, at the Company’s option, at a rate per annum determined by reference to either the London Interbank Offered Rate (“LIBOR”) (or a replacement index for the LIBOR rate) or an adjusted base rate, in each case plus an applicable margin ranging from 0.875% to 1.375% and 0.0% to 0.375%, respectively, based on the then-applicable net senior secured leverage ratio. In addition, the Company is required to pay certain fees, including (i) a quarterly commitment fee at a rate ranging from 0.10% to 0.175% per annum on the daily amount of the undrawn portion of the revolving commitments under the Facility, based on the then-applicable net senior secured leverage ratio, and (ii) a letter of credit fronting fee at a rate of 0.125% per annum on the daily amount available to be drawn under each letter of credit and a letter of credit participation fees at a rate ranging from 0.875% to 1.375% per annum on the daily undrawn amount of all outstanding letters of credit and unreimbursed disbursements relating to letters of credit, based on the then-applicable net senior secured leverage ratio.  The Facility provides for no scheduled principal amortization prior to the Expiration Date. Subject to certain conditions set forth in the Revolving Credit Agreement, the Company may borrow, prepay and reborrow under the Facility and terminate or reduce the Lenders’ commitments at any time prior to the Expiration Date in each case, without a premium or a penalty, other than customary “breakage” costs with respect to LIBOR revolving loans.

Under the Revolving Credit Agreement, the Loan Parties are required to maintain a maximum net total leverage ratio of not greater than 4.00 to 1.00, a maximum net senior secured leverage ratio of not greater than 3.50 to 1.00 and a minimum interest coverage ratio of not less than 3.00 to 1.00. Additionally, the Revolving Credit Agreement contains customary affirmative and negative covenants, including covenants limiting the ability of the Loan Parties to, among other things, grant liens, incur or guaranty debt, effect certain mergers, make investments, dispose of assets, enter into certain transactions, including swap agreements, pay dividends or distributions on their capital stock, make changes in fiscal year or organizational documents, grant negative pledges and enter into transactions with affiliates, in each case subject to customary exceptions for a facility of the size and type of the Facility.

The proceeds of the loans and letters of credit under the Facility are to be used to fund working capital, capital expenditures and general corporate purposes, including Permitted Acquisitions (as defined in the Revolving Credit Agreement), permitted investments, permitted distributions and share repurchases.

The obligations under the Facility are obligations of the Company and are (i) guaranteed by each existing and future direct or indirect material subsidiary of the Company and (ii) secured by substantially all of the assets of the Company and the Guarantor, subject to certain exceptions.

The events of default under the Revolving Credit Agreement include, among others, payment defaults, material misrepresentations, breaches of covenants under any of the loan documents, cross defaults with certain other material indebtedness, bankruptcy and insolvency events, judgment defaults, unenforceability of loan documents, uninsured losses, ERISA events and change of control events. The occurrence of an event of default could result in the acceleration of the Company’s obligations under the Revolving Credit Agreement, the requirement to post cash collateral with respect to letters of credit, the termination of the lenders’ commitments, a 2.0% increase in the rate of interest, and an obligation of the Guarantor to pay the full amount of the Company’s obligations under the Revolving Credit Agreement.

The foregoing description of the Revolving Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Revolving Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 with respect to the Revolving Credit Agreement is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1

Credit Agreement, dated as of July 17, 2019, by and among Paylocity Holding Corporation, the Guarantor party thereto, the Lenders party thereto, PNC Bank, National Association, as Administrative Agent, and PNC Capital Markets, LLC, as sole lead arranger and sole bookrunner.

EXHIBIT INDEX

Exhibit No.	Description
10.1

Credit Agreement, dated as of July 17, 2019, by and among Paylocity Holding Corporation, the Guarantor party thereto, the Lenders party thereto, PNC Bank, National Association, as Administrative Agent, and PNC Capital Markets, LLC, as sole lead arranger and sole bookrunner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYLOCITY HOLDING CORPORATION

Date: July 17, 2019	By:	/s/ Toby J. Williams
Toby J. Williams
Chief Financial Officer